CONTRACT

                          BETWEEN THE

            SOUTH FLORIDA WATER MANAGEMENT DISTRICT

                              AND

             ENVIRONMENTAL WATERWAY MANAGEMENT, INC.

This CONTRACT is entered into on February 6, 1996, between "the Parties," the South Florida Water
Management District, a public corporation of the State of Florida ("the DISTRICT"), and Environmental Waterway
Management, Inc., a Florida Corporation, FEID Number
65-0226856, ("the CONTRACTOR").

                         WITNESSETH THAT:

WHEREAS, the DISTRICT is a public corporation of the State of Florida, created by Florida Legislature and given those powers and responsibilities enumerated in Chapter 373, Florida Statutes to include entering into contracts with public agencies, private corporations or other persons; and

WHEREAS, the DISTRICT solicited for the services of a CONTRACTOR to provide crews and supplies for Melaleuca control; and

WHEREAS, the CONTRACTOR has submitted a proposal in response to the DISTRICT'S solicitation for such goods and services: and

WHEREAS, the CONTRACTOR represents that it is qualified and willing to provide said goods and services; and the DISTRICT wishes to enter into a CONTRACT with the CONTRACTOR; and

WHEREAS, the CONTRACTOR warrants and represents that it has no obligation or indebtedness that would impair its ability to fulfill the terms and conditions of this CONTRACT; and

WHEREAS, the Governing Board of the DISTRICT, at its December 14, 1995 meeting, has awarded this CONTRACT to the CONTRACTOR;

NOW THEREFORE, the DISTRICT and the CONTRACTOR, in consideration of the mutual benefits flowing from each to the other, do hereby agree as follows:

                   Contract No. C-7564 - Page 1 of 11


                   ARTICLE 1- STATEMENT OF WORK

1.1 The CONTRACTOR shall, to the satisfaction of the DISTRICT, fully and timely perform all work items described in the "Statement of Work," attached hereto as Exhibit "A," and made a part of this CONTRACT. The
DISTRICT shall authorize work under this CONTRACT with Work Orders, a copy attached hereto as Exhibit "B" and made a part of this CONTRACT. Each Work Order shall specify the work to be performed. The not to exceed amount for each Work Order shall be the only basis for reimbursement to the CONTRACTOR. The DISTRICT shall pay the CONTRACTOR the amount for each executed Work Order upon receipt and acceptance of the required tasks and deliverables. The DISTRICT guarantees no minimum amount of work to be performed by CONTRACTOR under the CONTRACT.

                 ARTICLE 2 - TERM OF THE CONTRACT

 2.1 The period of performance of this CONTRACT shall commence on the date of this and continue through December 31, 1998.

 2.2 The parties agree that time is of the essence in the performance of each and every obligation under this CONTRACT.

              ARTICLE 3 - COMPENSATION/CONSIDERATION

 3.1 As consideration for providing the goods and services required by this CONTRACT, the DISTRICT shall pay the CONTRACTOR in accordance with the hourly rates and expenses as specified and attached hereto as Exhibit "C" and made a part of this CONTRACT.
Compensation for performance shall be based upon completion of authorized Work Orders performed under this CONTRACT. The total amount of consideration for this CONTRACT shall not exceed Five Million Four
Hundred Thousand Dollars and No Cents ($5,400,000.00).

 3.2 The amount expended under this CONTRACT for the DISTRICT'S fiscal year ending September 30, 1996, shall not exceed One Million Eight Hundred Dollars and No
Cents ($1,800,000.00). Further funding of this CONTRACT is subject to DISTRICT Governing Board budgetary appropriation for the following DISTRICT fiscal year(s). In the event the DISTRICT does not approve funding for future fiscal years, this CONTRACT shall terminate upon expenditure of the current funding, notwithstanding other provisions in this CONTRACT to the contrary. The DISTRICT will notify the CONTRACTOR in writing after the adoption of the final DISTRICT budget for each subsequent fiscal year if funding is not approved for this CONTRACT.

3.3 The CONTRACTOR, by executing this CONTRACT, certifies to truth-in-negotiation, specifically, that wage rates and other factual unit costs

             Contract No. C-7564 - Page 2 of 11

supporting the consideration are accurate, complete, and current at the time of contracting. The CONTRACTOR agrees that the DISTRICT may adjust the consideration for this CONTRACT to exclude any significant sums by which the consideration was increased due to inaccurate, incomplete, or non-current wage rates and other factual unit costs. The DISTRICT shall make any such adjustment within one (1) year following the termination of this CONTRACT.

                ARTICLE 4 - INVOICING AND PAYMENT

 4.1 The CONTRACTOR'S invoices shall reference the DISTRICT'S Contract Number C-7564 and WORK ORDER Number and shall be sent to the following address:

            South Florida Water Management District
           Attn: Division of Procurement and Contract
                         Administration
                         P.O. Box 24680
                       3301 Gun Club Road
                 West Palm Beach, FL 334164680

The CONTRACTOR should not submit invoices to any other address at the
DISTRICT.

 4.2 Invoices shall itemize the date the services were rendered, the hours worked and describe the goods and services, including crew size, provided for each day billed for the period during which the CONTRACTOR worked. Invoices for reimbursement of herbicides and adjuvants shall be accompanied by the copies of receipts for the materials' purchase. Invoices shall be accompanied by the required "Daily Report Form" attached hereto as Exhibit "D" and made a part of this CONTRACT. Invoices shall also be accompanied by the Minority Business Utilization Report, attached hereto as Exhibit "E" and made a part of this CONTRACT.

4.3 The DISTRICT shall pay the full amount of the invoice within thirty (30) days of receipt and acceptance, provided the CONTRACTOR has performed the work according to the terms and conditions of this CONTRACT. However, failure by the CONTRACTOR to follow the foregoing instructions shall result in an unavoidable delay of payment by the DISTRICT.

4.4 Any early payment discount offered by the CONTRACTOR shall be clearly indicated on the invoice, including the percentage of the discount and the time period for which the discount is valid. The DISTRICT reserves the option to accept such early payment discounts.

 4.5 The CONTRACTOR fully understands and agrees that the DISTRICT shall not pay for any obligation or expenditure made by the CONTRACTOR


        Contract No. C-7564 - Page 3 of 11


prior to the commencement date of this CONTRACT, unless the DISTRICT authorizes such payment in writing.

             ARTICLE 5 - PROJECT MANAGEMENT/NOTICE

5.1  The Project Manager for the DISTRICT is Francois
Laroche, at 3301 Gun Club Road, West Palm Beach, FL, telephone (407) 687-6193. The Project Manager for the
CONTRACTOR is Elroy Timmer, at 6500 NW 15th Ave., Fort
Lauderdale, FL 33309, telephone (305) 969-8000. The parties shall direct all matters arising in connection with the performance of this CONTRACT, other than invoices and notices, to the attention of the Project
Managers for attempted resolution or action. The
Project Managers shall be responsible for overall coordination and oversight relating to the performance of this CONTRACT.

5.2 All notices, demands, or other communications to the CONTRACTOR under this CONTRACT shall be in writing and shall be sent by certified mail to:

             Environmental Waterway Management, Inc.
                       6500 NW 15th Ave.
                   Fort Lauderdale, FL 33309

All notices to the DISTRICT under this CONTRACT shall be in writing and sent by certified mail to:

            South Florida Water Management District
           Attn: Division of Procurement and Contract
                         Administration
                       3301 Gun Club Road
                        P. O. Box 24680
                 West Palm Beach, FL 33416-4680

The CONTRACTOR shall also provide a copy of all notices to the DISTRICT'S Project Manager. All notices required by this CONTRACT shall be considered delivered upon receipt. Should either party change its address, written notice of such new address shall promptly be sent to the other party.

All correspondence to the DISTRICT under this CONTRACT shall reference the DISTRICT'S Contract Number C-7564.

            ARTICLE 6 - INDEMNIFICATION & INSURANCE

 6.1 For value received, which is hereby acknowledged, the CONTRACTOR shall defend, indemnify, save, and hold the DISTRICT, its agents, assigns, and employees, harmless from any and all claims or causes of action, including without limitation, all damages, losses, liabilities, expenses, costs, and attorney's fees related to such claims, resulting from any negligent or intentional act or

               Contract No. C-7564 - Page 4 of 11


omission, or the violation of any federal, state, or local law or regulation, by the CONTRACTOR, its subcontractors, agents, assigns, invitees, or employees in connection with this CONTRACT. The CONTRACTOR further acknowledges that it is solely responsible for ensuring its compliance and the compliance of its subcontractors, agents, assigns, invitees and employees with the terms of this CONTRACT.

6.2 The CONTRACTOR shall procure and maintain; through the term of this CONTRACT, insurance coverage reflecting, at a minimum, the limits and coverage conditions identified on the DISTRICT'S Certificate of Insurance, attached hereto as Exhibit "F," and made a part of this CONTRACT. The coverage required shall extend to all employees and subcontractors of the CONTRACTOR. The attached DISTRICT Certificate of
Insurance shall be completed in full, indicating the producer, insured, carrier's name and Best rating, policy numbers and effective and expiration dates of each type of coverage required. The Certificate shall be signed by the insurance carrier's authorized representative.

 6.3 The CONTRACTOR shall require appropriate personal protective equipment in all operations where there is exposure to hazardous conditions.

 6.4 The CONTRACTOR shall instruct employees required to handle or use toxic materials or other harmful substances regarding their safe handling and use, including instruction on the potential hazards, personal hygiene and required personal protective measures. A Material Safety Data Sheet (MSDS) shall be provided by the CONTRACTOR to the DISTRICT on each chemical product used.

6.5 The CONTRACTOR shall comply with the standards and regulations set forth by the Occupational Safety and Health Administration (OSHA), the Florida Department of
Labor and Employment Security and all other appropriate federal, state, local or DISTRICT safety and health standards.

 6.6 The CONTRACTOR shall initiate and maintain an accident prevention program which shall include, but shall not be limited to, establishing and supervising programs for the education and training of employees in the recognition, avoidance, and prevention of unsafe conditions and acts.

6.7 The DISTRICT assumes no duty with regard to the supervision of the CONTRACTOR and the CONTRACTOR shall remain solely responsible for compliance with all safety requirements and for the safety of all persons and property at the site of contract performance.


               Contract No C-7564 - Page 5 or 11

                ARTICLE 7 - TERMINATION/REMEDIES

7.1 If either party fails to fulfill its obligations under this CONTRACT in a timely and proper manner, the other party shall have the right to terminate this CONTRACT by giving written notice of any deficiency.
The party in default shall then have ten (10) calendar days from receipt of notice to correct the deficiency.
If the defaulting party fails to correct the deficiency within this time, this CONTRACT shall terminate at the expiration of the ten (10) day time period.

7.2 The DISTRICT may terminate this CONTRACT at any time for convenience upon thirty (30) calendar days prior written notice to the CONTRACTOR. The performance of work under this CONTRACT may be terminated by the DISTRICT in accordance with this clause in whole, or from time to time in part, whenever the DISTRICT shall determine that such termination is in the best interest of the DISTRICT . Any such termination shall be effected by delivery to the CONTRACTOR of a Notice of Termination specifying the extent to which performance of work under the CONTRACT is terminated, and the date upon which such termination becomes effective.

In the event of termination, the DISTRICT shall compensate the CONTRACTOR for all authorized and accepted work performed through the termination date.
The DISTRICT shall be relieved of any and all future obligations hereunder, including but not limited to lost profits and consequential damages, under this CONTRACT. The DISTRICT may withhold all payments to the CONTRACTOR for such work until such time as the DISTRICT determines the exact amount due to the CONTRACTOR.

7.3 In the event the CONTRACTOR is found not in compliance with environmental rules or regulations regarding the handling and application of herbicides, the DISTRICT may terminate this CONTRACT. Any such termination shall be effected in the same manner as stated in paragraph 7.2 above.

7.4 If either party initiates legal action, including appeals, to enforce this CONTRACT, the prevailing party shall be entitled to recover a reasonable attorney's fee, based upon the fair market value of the services provided.

7.5 In the event a dispute arises which the project managers cannot resolve between themselves, the parties shall have the option to submit to non-binding mediation. The mediator or mediators shall be impartial, shall be selected by the parties, and the cost of the mediation shall be borne equally by the parties. The mediation process shall be confidential to the extent permitted by law.

7.6 The CONTRACTOR understands and acknowledges that the DISTRICT anticipates that the Florida Department of Environmental Protection shall reimburse sixty percent
(60%) of the DISTRICT'S expenditures under this CONTRACT. In the event such funding becomes unavailable, that shall be good

               Contract No. C-7564 - Page 6 of 11

and sufficient cause for the DISTRICT to terminate the CONTRACT pursuantto paragraph 7.2 above.

            ARTICLE 8 - RECORDS RETENTION/OWNERSHIP

8.1 The CONTRACTOR shall maintain records and the DISTRICT shall have inspection and audit rights as follows:

            A. Maintenance of Records: The CONTRACTOR shall maintain all financial and non-financial records and reports directly or indirectly related to the negotiation or performance of this CONTRACT including supporting documentation for any service rates, expenses, research or reports. Such records shall be maintained and made available for inspection for a period of five years from completing performance and receiving final payment under this CONTRACT.

             B. Examination of Records: The DISTRICT or its designated agent shall have the right to examine in. accordance with generally accepted governmental auditing standards all records directly or indirectly related to this CONTRACT. Such examination may be made only within five years from the date of final payment under this CONTRACT and upon reasonable notice, time and place.

             C. Extended Availability of Records for
Legal Disputes: In the event that the DISTRICT should become involved in a legal dispute with a third party arising from performance under this CONTRACT, the CONTRACTOR shall extend the period of maintenance for all records relating to the CONTRACT until the final disposition of the legal dispute, and all such records shall be made readily available to the DISTRICT.

8.2 All documents, including, but not limited to, technical reports, research notes, scientific data and computer programs in draft and final form including the source code and object code, which are developed by the CONTRACTOR in connection with this CONTRACT, may be utilized by the DISTRICT in its normal course of business. DISTRICT use may include, but shall not be limited to, reproduction, distribution and preparation of derivative works.

              ARTICLE 9 - STANDARDS OF COMPLIANCE

9.1 The CONTRACTOR, its employees, subcontractors or assigns, shall comply with all applicable federal, state, and local laws and regulations relating to the performance of this CONTRACT. The DISTRICT undertakes no duty to ensure such compliance, but will attempt to advise the CONTRACTOR, upon request, as to any such laws of which it has present knowledge.

9.2 The CONTRACTOR hereby assures that no person shall be

               Contract No. C-7564 - Page 7 of 11
discriminated against on the grounds of race, color, creed, national origin, handicap, age, or sex, in any activity under this CONTRACT. The CONTRACTOR shall take all measures necessary to effectuate these assurances.

9.3 The laws of the State of Florida shall govern all aspects of this CONTRACT. In the event it is necessary for either party to initiate legal action regarding this CONTRACT, venue shall be in the Fifteenth Judicial
Circuit for claims under state law and in the Southern
District of Florida for any claims which are justiciable in federal court.

9.4 The CONTRACTOR, by its execution of this CONTRACT, acknowledges and attests that neither he, nor any of his suppliers, subcontractors, or consultants who shall perform work which is intended to benefit the DISTRICT, is a convicted vendor or, if the CONTRACTOR or any affiliate of the CONTRACTOR has been convicted of a public entity crime, a period longer than 36 months has passed since that person was placed on the convicted vendor list. The CONTRACTOR further understands and accepts that this CONTRACT shall be either voidable by the DISTRICT or subject to immediate termination by the DISTRICT, in the event there is any misrepresentation or lack of compliance with the mandates of Section
287.133, F.S. The DISTRICT, in the event of such termination, shall not incur any liability to the CONTRACTOR for any work or materials furnished.

9.5  The CONTRACTOR shall not be exempted from paying
Florida State Sales and Use taxes to the appropriate governmental agencies or for payment by theCONTRACTOR to suppliers for taxes on materials used to fulfill its contractual obligations with the DISTRICT. The
CONTRACTOR shall be responsible and liable for the payment of all of its FICA/Social Security and other taxes resulting from this CONTRACT.

9.6 The CONTRACTOR warrants that it has not employed or retained any person, other than a bona fide employee working solely for the CONTRACTOR, to solicit or secure this CONTRACT. Further the CONTRACTOR warrants that it has not paid or agreed to pay any person, other than a bona fide employee working solely for the CONTRACTOR, any fee, commission, percentage, gift, or other consideration contingent upon or resulting from the awarding or making of this CONTRACT. For breach of this provision, the DISTRICT may terminate this CONTRACT without liability and, at its discretion, deduct or otherwise recover the full amount of such fee, commission, percentage, gift, or other consideration.

9.7 The CONTRACTOR shall allow public access to all project documents and materials in accordance with the provisions of Chapter 119, Florida Statutes. Should the
CONTRACTOR assert any exemptions to the requirements of Chapter 119 and related Statutes, the burden of establishing such exemption, by way of injunctive or other relief as provided by law, shall be upon the CONTRACTOR.
               Contract No. C-7564 - Page 8 of 11
         ARTICLE 10 - RELATIONSHIP BETWEEN THE PARTIES

10.1 The CONTRACTOR is an independent contractor and is not an employee or agent of the DISTRICT. Nothing in this CONTRACT shall be interpreted to establish any relationship other than that of an independent contractor, between the DISTRICT and the CONTRACTOR, its employees, agents, subcontractors, or assigns, during or after the performance of this CONTRACT. The
CONTRACTOR is free to provide similar services for others.

10.2 The CONTRACTOR shall not assign, delegate, or otherwise transfer its rights and obligations as set forth in this CONTRACT without the prior written consent of the DISTRICT. Any attempted assignment in violation of this provision shall be void.

10.3 The CONTRACTOR shall not pledge the DISTRICT'S credit or make the DISTRICT a guarantor of payment or surety for any contract, debt, obligation, judgment, lien, or any form of indebtedness.

                  ARTICLE 11 - GENERAL PROVISIONS

11.1 Notwithstanding any provisions of this CONTRACT to the contrary, the parties shall not be held liable for any failure or delay in the performance of this CONTRACT that arises from fires, floods, strikes, embargoes, acts of the public enemy, unusually severe weather, outbreak of war, restraint of Government, riots, civil commotion, force majeure, act of God, or for any other cause of the same character which is unavoidable through the exercise of due care and beyond the control of the parties. Failure to perform shall be excused during the continuance of such circumstances, but this CONTRACT shall otherwise remain in effect.
This provision shall not apply if the "Statement of Work" of this CONTRACT specifies that performance by CONTRACTOR is specifically required during the occurrence of any of the events herein mentioned.

11.2 The DISTRICT actively encourages the participation of Minority-owned and Woman- owned Business Enterprises in the DISTRICT'S procurement and contracting activity.
The CONTRACTOR shall take all necessary and reasonable steps to ensure that Minority-owned and Woman-owned
Enterprises have the maximum opportunity to compete for and perform on work related to this CONTRACT. At any time during the term of this CONTRACT, the DISTRICT may request information on the minority participation of this CONTRACT and may request the CONTRACTOR to increase its efforts and volume of awards to certified minority firms relative to the agreed upon commitment.
The CONTRACTOR has agreed to a minimum MBE first tier sub-consultant participation level of fifteen percent
(15%) of the total contract value .


               Contract No. C-7564 - Page 9 ot 11

11.3 Prior to engaging in any discussions with the news media pertaining to this CONTRACT, the CONTRACTOR shall notify the DISTRICT'S Office of Government and Public Affairs.
This includes news releases, media requests for interviews, feature articles, fact sheets, or promotional materials.

11.4 A key element of the DISTRICT'S mission is environmental protection and enhancement. In furtherance of this mission:

       A. The DISTRICT encourages the CONTRACTOR to use recycled paper for all reports, notices and correspondence, which are prepared as part of this CONTRACT. All reports generated in connection with this CONTRACT shall be printed on both sides of the paper on which it is prepared. The DISTRICT further encourages the CONTRACTOR to purchase recycled paper for use in its operations if recycled paper is reasonably cost competitive with virgin paper. "Reasonably cost competitive" means that recycled paper is no more than 10% more expensive than the alternative.

       B. The DISTRICT encourages the CONTRACTOR to preserve and protect the environment and to conserve natural resources by promoting energy, water, and refuse conservation programs.

11.5 In the event any provisions of this CONTRACT shall conflict, or appear to conflict, the CONTRACT, including all exhibits, attachments and all documents specifically incorporated by reference, shall be interpreted as a whole to resolve any inconsistency.

11.6 Failures or waivers to insist on strict perforrnance of any covenant, condition, or provision of this CONTRACT by the parties, their successors and assigns shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve the other party from performing any subsequent obligations strictly in accordance with the terms of this CONTRACT.
No waiver shall be effective unless in writing and signed by the party against whom enforcement is sought.
Such waiver shall be limited to provisions of this CONTRACT specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.

11.7 Should any term or provision of this CONTRACT be held, to any extent, invalid or unenforceable, as against any person, entity or circumstance during the term hereof, by force of any statute, law, or ruling of any forum of competent jurisdiction, such invalidity shall not affect any other term or provision of this CONTRACT, to the extent that the CONTRACT shall remain operable, enforceable and in full force and effect to the extent permitted by law.

11.8 This CONTRACT may be amended only with the written approval of the parties hereto.

                      Contract No. C-7564 - Page 10 of 11

11.9 This CONTRACT states the entire understanding and agreement between the parties and supersedes any and all written or oral representations, statements, negotiations,or agreements previously existing between the parties with respect to the subject matter of this CONTRACT. The CONTRACTOR recognizes that any representations, statements or negotiations made by DISTRICT staff do not suffice to legally bind the DISTRICT in a contractual relationship unless they have been reduced to writing and signed by an authorized DISTRICT representative. This CONTRACT shall inure to the benefit of and shall be binding upon the parties, their respective assigns, and successors in interest.

IN WlTNESS WHEREOF, the parties or their duly authorized representatives hereby execute this CONTRACT on the date first written above.

Legal Form Approved
SFWMD Office of Counsel                 SOUTH FLORIDA WATER MANAGEMENT
                                        DISTRICT, BY ITS GOVERNING BOARD


                                         By /s/James D. Young
                                         (for) Deputy Executive Director


                                         ENVIRONMENTAL WATERWAY
                                         MANAGEMENT, INC.


                                         By:/s/Andrew Chesler
                                         Title:  President



                     Contract No. C-7564 - Page 1  of 11




                                   EXHIBIT "A"

                                STATEMENT OF WORK

I. INTRODUCTION

Melaleuca quinquenervia (Cav.) Blake, also known as the cajeput, punk, paperbark, and tea-tree, is a hardwood (Myrtaceae) species native to Australia which has become established as an invasive pest species in vital wetland areas of South Florida. This species is well-adapted to grow in these wetland areas since it tolerates indefinite flooding, and it has no known natural control organisms. Its spread is further accelerated when fire and/or frost stimulate seed release on newly-exposed soils. Newly-germinated seed may survive flooding and the multiple layers of fire-resistant bark protect trees from death after wildfire or intentional land management burns.

As part of the overall management plan for melaleuca elimination in South Florida, the District initiated several melaleuca control projects in the Water Conservation Areas and in Lake Okeechobee. At the present time herbicides are the primary melaleuca control tools used by the District. The method of herbicide application is currently restricted to direct tree application. This involves completely peeling the bark around the circumference of the tree, exposing the cambium for direct herbicide application. Melaleuca seedlings in mixed plant communities are currently hand-pulled in an effort to minimize the impact of herbicide on the sawgrass and other non-target vegetation. Pulled seedlings are left hanging on the native vegetation or in a pile to reduce the possibility of regrowth. Broadcast application of certain herbicides may control Melaleuca and may be used in instances of dense melaleuca monoculture.

This contract is for the provision of crews, equipment and supplies for melaleuca control within District managed lands, particularly the Water Conservation Areas, Lake Okeechobee, the Buffer Strip, and along District canal banks and rights-of-way (see District map attached as Appendix A). Methods of control includes, but are not limited to: direct tree injections, and broadcast applications of herbicide solutions and manual removal of seedlings.

II. SCOPE OF WORK

Work performance will consist of furnishing all labor and equipment and performing all operations for treating melaleuca and other exotic nuisance trees on lands managed by the District. Ground crews can be transported by trucks, airboats or helicopter, (the helicopter will be provided by the District under a separate contract). Once on site ground crews will perform treatments of single trees, saplings and seedlings. Each ground crew will consist of one supervisor and several applicators, (6 - 8 applicators). The ground supervisor must be a licensed herbicide applicator and will be responsible for data collection, herbicide application and inventory, herbicide safety procedures, and crew supervision. The ground crew supervisor must

Page 1 of 4, Exhibit "A". Contract No. C-7564

also have navigation equipment such as a hand-held Global Positioning
System (G.PS.) unit, to mark areas of treatment for future references.
Ideally, all trees must be treated and treatment sites recorded in a one square mile area before proceeding further. Melaleuca and other exotic trees shall be treated in accordance with guidelines established for each site by the District's project manager.

III. WORK BREAKDOWN STRUCTURE

1-   Ground crews will proceed as follows:
     a.   Mature trees, outliers and small stands.

          Each applicator will be equipped with a machete and a spray bottle containing herbicide. Each individual mature tree will be completely girdled and the exposed cambium sprayed with herbicide. The cut must be least one foot above the expected water level and should angle downward. The tree bark must not be removed in order to create a pocket to protect the herbicide in rain events. Small trees can be cut off at least one foot above the expected water level and the herbicide applied directly on the stump. However, bigger trees 3" DBH and up must be left standing to avoid navigation hazards to airboat traffic. The herbicide shall be sprayed into the exposed areas until thoroughly wet, runoff of herbicide to the ground must not occur.

     b.   Seedlings and saplings.

          Seedlings and saplings will be hand-pulled and left hanging on other vegetation or put in a pile to reduce the possibility of resprouting. When conditions dictate, seedlings and saplings can be treated with herbicide using a back-pack sprayer.

2- The contractor will strictly adhere to all herbicide label application, precautionary and safety statements, as well as the District's General Safety Standards attached hereto as Appendix B.

3-   Data collection.

     The ground crew Supervisor is responsible for collecting the following data: treatment date, treatment location (longitude & latitude), number of trees and seedlings treated per applicator, herbicide volume used, number of applicators, hours worked, and weather condition. This data will be recorded on the "Daily Report Form" attached as Exhibit "C."

                            Page 2 ot 4, Exhibit "A". Contract No C-7564

4-   Supplies and other equipment.

           a. The contractor will be responsible for providing applicators with all supplies and equipment for melaleuca control, including back pack sprayers and blowers, machetes, spray bottles, safety equipment, etc.

           b. Air boats/ and all terrain vehicles may be required to transport crews and supplies to and from treatment sites. Such transportation shall be the responsibility of the contractor.

           c. Communications equipment to be provided by the contractor shall include: mirrors, radios (District band if possible), beeper, and cellular telephones.

           d. All herbicide will be purchased by the contractor as recommended by District staff. The District shall reimburse the contractor for costs for such herbicide.

5-   Inspection.

           a. The District reserves the right to inspect, at any time upon notice to the contractor, the contractor's procedures, spray system, spray solution, and other ancillary equipment, and to approve operating personnel. Inspection, however, will not relieve the contractor of any obligations or responsibilities nor will it transfer any liability to the District.


IV.   DELIVERABLES

1- Deliverables will be the data listed above submitted on a 3.5" computer disk (preferably WordPerfect format) with the monthly invoice and the completed "Daily Report Forms" identified as Exhibit "C." The original "Daily Report Form" data sheet must be submitted to the District, and the contractor must keep a copy on file.

2- Invoices are to be submitted to the District monthly within ten working days after the end of the month of work. Invoices are to include a summary of all data collected and completed District forms for the billing period.

3- The District staff may perform biweekly inspections and approval of all work being performed in conjunction with acceptance of the deliverables listed above.

4- A final report compiling data of all work performed by the contractor must be submitted to the District with the final invoice.

V.   TIME SCHEDULE AND TIME FRAMES

The District does not guarantee any minimum amount of work, nor the extent of services and goods required for the treatment of melaleuca. The District expects the majority of the work to

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be completed between November 1 through June 30. Weather and site conditions may interfere with the time schedule. Work Orders will be issued prior to the commencement of any work.

The District will inform the contractor of the schedule as work progresses. However the District may halt work at any time, upon written notice. The contractor will preferably work four 10-hour days per week. Other combination of hours and days will be allowed as long as the schedule is approved by the District.

VI.  PROJECT LOCATION

The District intend to control melaleuca throughout all District managed land. However, the majority of the work be in the Water Conservation Areas and in Lake Okeechobee. Treatment sites shall be laid out in one square-mile sections on map coordinates supplied to the contractor. The sections will be treated systematically as directed by District staff. Crews must be available for pick up by the District supplied helicopter at a location close to the work site. Pick up and drop off points shall be designated by District staff.


                  Page 4 of 4, Exhibit "A". Contract No. C-7564